Exhibit 3.7

SECOND AMENDED AND RESTATED

BYLAWS

OF

EpicEdge, Inc.

a Texas corporation

ARTICLE 1.

DEFINITIONS

1.1           Definitions.  Unless the context clearly requires otherwise, in these Bylaws:

(a)           “Articles of Incorporation” means the Articles of Incorporation of EpicEdge, Inc. as filed with the Secretary of State of the State of Texas and includes all amendments thereto and restatements thereof subsequently filed.

(b)           “Board” means the board of directors of the Company.

(c)           “Bylaws” means these bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Shareholders.

(a)           “Company” means EpicEdge, Inc., a Texas corporation.

(b)           “Section” refers to sections of these Bylaws.

(c)           “Shareholder” means shareholders of record of the Company.

1.2           Offices.  The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Company.

ARTICLE 2.

OFFICES

2.1           Principal Office.  The Company may locate its principal office within or without the state of incorporation as the Board may determine.

2.2           Registered Office.  The registered office of the Company required by law to be maintained in the state of incorporation may be, but need not be, the same as the principal place of business of the Company.  The Board may change the address of the registered office from time to time.

2.3           Other Offices.  The Company may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Company may require from time to time.

ARTICLE 3.

MEETINGS OF SHAREHOLDERS

3.1           Annual Meetings.  The Shareholders of the Company shall hold their annual meetings for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution.

3.2           Special Meetings.  Only the Board, the Chairman of the Board, the President, a committee of the Board duly designated and whose powers and authority include the power to call meetings, and holders of at least ten percent (10%) of all the shares entitled to vote at the proposed meeting, may call special meetings of the Shareholders of the Company at any time for any purpose or purposes.

3.3           Place of Meetings.  The Shareholders shall hold all meetings at such places, within or without the State of Texas, as the Board or a committee of the Board shall specify in the notice or waiver of notice for such meetings.

3.4           Notice of Meetings.  Except as otherwise required by law, the Board or a committee of the Board shall give notice of each meeting of Shareholders, whether annual or special, not less than 10 nor more than 60 days before the date of the meeting.  The Board or a committee of the Board shall deliver a notice to each Shareholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Company, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless.  If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Company.  An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Company that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

Every notice of a meeting of the Shareholders shall state the place, date and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting.  Furthermore, if the Company will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Shareholders shall specify where the Company will maintain the list of Shareholders entitled to vote at the meeting.

3.5           Shareholder Notice.  Subject to the Articles of Incorporation, the Shareholders who intend to nominate persons to the Board of Directors or propose any other action at an annual meeting of Shareholders must timely notify the Secretary of the Company of such intent.  To be timely, a Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the first anniversary date of mailing of the Company’s proxy statement released to Shareholders in connection with the previous year’s annual meeting of Shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the later of: (i) the day one hundred twenty (120) calendar days in advance of such meeting or (ii) the day ten (10) days following the day on which public announcement of the date of the meeting is first made.  In no event shall the public announcement of any adjournment of a Shareholders meeting commence a new time period for the giving of a Shareholder’s notice as described above.  Such notice must be in writing and must include a (i) a brief description of the business desired to the brought before the annual meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the Shareholder proposing such business; (iii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the Shareholder; and (iv) any material interest of the Shareholder in such business.  The Board of Directors reserves the right to refuse to submit any such proposal to Shareholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete.

3.6           Waiver of Notice.  Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice.

Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Shareholders, directors or members of a committee of the Board.

3.7           Adjournment of Meeting.  When the Shareholders adjourn a meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Shareholders may transact any business which they may have transacted at the original meeting.  If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for the adjourned meeting, the Board or a committee of the Board shall give notice of the adjourned meeting to each Shareholder of record entitled to vote at the meeting.

3.8           Quorum.  Except as otherwise required by law, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Shareholders.  In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Shareholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting to another place, date or time.

If the chairman of the meeting gives notice of any adjourned special meeting of Shareholders to all Shareholders entitled to vote thereat, stating that the minimum percentage of Shareholders for a quorum as provided by Texas law shall constitute a quorum, then, except as otherwise required by law, that percentage at such adjourned meeting shall constitute a quorum and a majority of the votes cast at such meeting shall determine all matters.

3.9           Organization.  Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Company who is present shall call to order any meeting of the Shareholders, determine the presence of a quorum, and act as chairman of the meeting.  In the absence of the Secretary or an Assistant Secretary of the Company, the chairman shall appoint someone to act as the secretary of the meeting.

3.10         Conduct of Business.  The chairman of any meeting of Shareholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

3.11         List of Shareholders.  At least 10 days before every meeting of Shareholders, the Secretary shall prepare a list of the Shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Shareholder and the number of shares registered in the name of each Shareholder.  The Company shall make the list available for examination by any Shareholder, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the registered office or principal place of business of the Company.

The Secretary shall produce and keep the list at the time and place of the meeting during the entire duration of the meeting, and any Shareholder who is present may inspect the list at the meeting.  The list shall constitute presumptive proof of the identity of the Shareholders entitled to vote at the meeting and the number of shares each Shareholder holds.

A determination of Shareholders entitled to vote at any meeting of Shareholders pursuant to this Section shall apply to any adjournment thereof.

3.12         Fixing of Record Date.  For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Shareholders.  However, the Board shall not fix such date, in any case, more than 60 days nor less than 10 days prior to the date of the particular action.

If the Board or a committee of the Board does not fix a record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the record date shall be at the close of business on the day on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or the date on which the Board adopts the resolution declaring a dividend.

3.13         Voting of Shares.  Each Shareholder shall have one vote for every share of stock having voting rights registered in his name on the record date for the meeting.  The Company shall not have the right to vote treasury stock of the Company, nor shall another corporation have the right to vote its stock of the Company if the Company holds, directly or indirectly, a majority in interest of the shares entitled to vote in the election of directors of such other corporation.  Persons holding stock of the Company in a fiduciary capacity shall have the right to vote such stock.  Persons who have pledged their stock of the Company shall have the right to vote such stock unless in the transfer on the books of the Company the pledgor expressly empowered the pledgee to vote such stock.  In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

A plurality of the votes of the shares cast by the Shareholders entitled to vote shall determine all elections and, except when the law or Articles of Incorporation requires otherwise, the affirmative vote of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, all other matters, shall determine all other matters.

Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

The Shareholders may vote by voice vote on all matters.  Upon demand by a Shareholder entitled to vote, or his proxy, the Shareholders shall vote by ballot.  In that event, each ballot shall state the name of the Shareholder or proxy voting, the number of shares voted and such other information as the Company may require under the procedure established for the meeting.

3.14         Inspectors.  At any meeting in which the Shareholders vote by ballot, the chairman may appoint one or more inspectors.  Each inspector shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality, and according to the best of his ability.  The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The certification required herein shall take the form of a subscribed, written report prepared by the inspectors and delivered to the Secretary of the Company.  An inspector need not be a Shareholder of the Company, and any officer of the Company may be an inspector on any question other than a vote for or against a proposal in which he has a material interest.

3.15         Proxies.  A Shareholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney–in–fact has subscribed and which the proxy has delivered to the secretary of the meeting pursuant to the manner prescribed by law.

A proxy is not valid after the expiration of 11 months after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed 12 months) or limits its use to a particular meeting.  Each proxy is irrevocable if it expressly states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

The attendance at any meeting of a Shareholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.16         Action by Consent.  Any action required to be taken at any annual or special meeting of Shareholders of the Company or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of Shareholders are recorded.

Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

                                Every written consent shall bear the date of signature of each Shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Company, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of Shareholders are recorded.  Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested.

                                Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

ARTICLE 4.

BOARD OF DIRECTORS

4.1           General Powers.  The Board shall manage the property, business and affairs of the Company.

4.2           Number.  The number of directors who shall constitute the Board shall equal not less than three nor more than ten, as the Board may determine by resolution from time to time.

4.3           Election of Directors and Term of Office.  The Shareholders of the Company shall elect the directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies).  Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.4           Resignations.  Any director of the Company may resign at any time by giving written notice to the Board or to the Secretary of the Company.  Any resignation shall take effect upon receipt or at the time specified in the notice.  Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.5           Removal.  Shareholders holding a majority of the outstanding shares entitled to vote at an election of directors may remove any director or the entire Board of Directors at any time, with or without cause.

4.6           Vacancies.  A majority of the remaining directors, although less than a quorum, or a sole remaining director may fill any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause.  Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor shall have been elected and qualified.

4.7           Chairman of the Board.  At the initial and annual meeting of the Board, the directors may elect from their number a Chairman of the Board of Directors.  The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct.  The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

4.8           Compensation. The Board may compensate directors for their services and may provide for the payment of all expenses the directors incur by attending meetings of the Board or otherwise.

ARTICLE 5.

MEETINGS OF DIRECTORS

5.1           Regular Meetings.  The Board may hold regular meetings at such places, dates and times as the Board shall establish by resolution.  If any day fixed for a meeting falls on a legal holiday, the Board may hold the meeting at the same place and time on the next succeeding business day.  The Board need not give notice of regular meetings.

5.2           Place of Meetings.  The Board may hold any of its meetings in or out of the State of Texas, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

5.3           Meetings by Telecommunications.  The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

5.4           Special Meetings.  The Chairman of the Board, the President, or one–half of the directors then in office may call a special meeting of the Board.  The person or persons authorized to call special meetings of the Board may fix any place, either in or out of the State of Texas as the place for the meeting.

5.5           Notice of Special Meetings. The person or persons calling a special meeting of the Board shall give written notice to each director of the time, place, date and purpose of the meeting of not less than three business days if by mail and not less than 24 hours if by electronic means, including electronic mail, or in person before the date of the meeting.  If mailed, notice is given on the date deposited in the United States mail, postage prepaid, to such director.  A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting.  A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting.

5.6           Waiver by Presence.  Except when expressly for the purpose of objecting to the legality of a meeting, a director’s presence at a meeting shall constitute a waiver of notice of such meeting.

5.7           Quorum.  A majority of the directors then in office shall constitute a quorum for all purposes at any meeting of the Board.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the meeting to another place, date or time without further notice.  No proxies shall be given by directors to any person for purposes of voting or establishing a quorum at a directors meetings.

5.8           Conduct of Business.  The Board shall transact business in such order and manner as the Board may determine.  Except as the law requires otherwise, the Board shall determine all matters by the vote of a majority of the directors present at a meeting at which a quorum is present.  The directors shall act as a Board, and the individual directors shall have no power as such.

5.9           Action by Consent.  The Board or a committee of the Board may take any required or permitted action without a meeting if all members of the Board or committee consent thereto in writing and file such consent with the minutes of the proceedings of the Board or committee.

ARTICLE 6.

COMMITTEES

6.1           Committees of the Board.  The Board may designate, by a vote of a majority of the directors then in office, committees of the Board.  The committees shall serve at the pleasure of the Board and shall possess such lawfully delegable powers and duties as the Board may confer.

6.2           Selection of Committee Members.  The Board shall elect by a vote of a majority of the directors then in office a director or directors to serve as the member or members of a committee.  By the same vote, the Board may designate other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee.  In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

6.3           Conduct of Business.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise.  Each committee shall make adequate provision for notice of all meetings to members.  A majority of the members of the committee shall constitute a quorum, unless the committee consists of one or two members.  In that event, one member shall constitute a quorum.  A majority vote of the members present shall determine all matters.  A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.4           Authority.  Any committee, to the extent the Board provides, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the affixation of the Company’s seal to all instruments which may require or permit it.  However, no committee shall have any power or authority with regard to amending the Articles of Incorporation, filling vacancies of the Board Of Directors, electing or removing officers of the Company, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the Shareholders a dissolution of the Company or a revocation of a dissolution of the Company, or amending these Bylaws of the Company.  Unless a resolution of the Board expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

6.5           Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

ARTICLE 7.

OFFICERS

7.1           Officers of the Company.  The officers of the Company shall consist of a Chief Executive Officer, a President, a Secretary and such Vice Presidents, Assistant Secretaries, Treasurer or Assistant Treasurers, and other officers as the Board may designate and elect from time to time.  The same person may hold at the same time any two or more offices.

7.2           Election and Term. The Board shall elect the officers of the Company.  Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

7.3           Compensation of Officers.  The Board shall authorize and fix the amount and terms of the compensation of the Chief Executive Officer, who shall have the authority to fix the amount and terms of the compensation of the other executive officers and execute appropriate arrangements on behalf of the Company.

7.4           Removal of Officers and Agents.  The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

7.5           Resignation of Officers and Agents.  Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Company.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified.  Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

7.6           Bond.  The Board may require by resolution any officer, agent, or employee of the Company to give bond to the Company, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

7.7           Chief Executive Officer.  The Chief Executive Officer shall, subject to the Board’s control, supervise and direct all of the business and affairs of the Company.  When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent of the Company which the Board has authorized) deeds, mortgages, bonds, contracts, employment and consulting agreements, or other instruments, which may or may not require Board authorization.  However, the Chief Executive Officer shall not sign any instrument, which the law, these Bylaws, or the Board expressly require some other officer or agent of the Company to sign and execute.  In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as the Board may prescribe from time to time.

7.8           President.  The President shall be the Chief Executive Officer of the Company.  In general, the President shall perform all duties incident to the offices of the President and Chief Executive Officer and such other duties as the Board may prescribe from time to time.

7.9           Vice Presidents.  In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President.  When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency.  A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

7.10         Secretary.  The Secretary shall (a) keep the minutes of the meetings of the Shareholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Company, (d) affix the seal of the Company to all documents which the Board has authorized execution on behalf of the Company under seal, (e) maintain a register of the address of each Shareholder of the

Company, (f) sign, with the President, a Vice President, or any other officer or agent of the Company which the Board has authorized, certificates for shares of the Company, (g) have charge of the stock transfer books of the Company, and (h) perform all duties which the President or the Board may assign to him from time to time.

7.11         Assistant Secretaries.  In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary.  When acting as the Secretary, an Assistant Secretary shall have the powers and restrictions of the Secretary.  An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

7.12         Treasurer. The Treasurer shall (a) have responsibility for all funds and securities of the Company, (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, (c) deposit all moneys in the name of the Company in depositories which the Board selects, and (d) perform all of the duties which the President or the Board may assign to him from time to time.

7.13         Assistant Treasurers.  In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer.  When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer.  An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him from time to time.

7.14         Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

7.15         Action with Respect to Securities of Other Corporations.  Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of Shareholders of or with respect to any action of Shareholders of any other corporation in which the Company holds securities.  Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Company possesses by reason of its ownership of securities in another corporation.

                7.16         Vacancies.  The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

ARTICLE 8.

CONTRACTS, LOANS, DRAFTS, DEPOSITS AND ACCOUNTS

8.1           Contracts.  The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company.  The Board may make such authorization general or special.

8.2           Loans.  Unless the Board has authorized such action, no officer or agent of the Company shall contract for a loan on behalf of the Company or issue any evidence of indebtedness in the Company’s name.

8.3           Drafts.  The President, any Vice President, the Treasurer, any Assistant Treasurer, and such other persons as the Board shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Company.

8.4           Deposits.  The Treasurer shall deposit all funds of the Company not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select.  For the purpose of deposit and collection for the account of the Company, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Company whom the Board has authorized) may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Company.

8.5           General and Special Bank Accounts.  The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Company to whom the Board has delegated such power may select.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE 9.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

9.1           Certificates for Shares.  Every owner of stock of the Company shall have the right to receive a certificate or certificates, certifying to the number and class of shares of the stock of the Company which he owns.  The Board shall determine the form of the certificates for the shares of stock of the Company.  The Secretary, transfer agent, or registrar of the Company shall number the certificates representing shares of the stock of the Company in the order in which the Company issues them.  The President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Company.  Any or all certificates may contain facsimile signatures.  In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Company issues the certificate, the Company may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue.  The Secretary, transfer agent, or registrar of the Company shall keep a record in the stock transfer books of the Company of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation.  The Secretary, transfer agent, or registrar of the Company shall cancel every certificate surrendered to the Company for exchange or transfer.  Except in the case of a lost, destroyed, stolen or mutilated certificate, the Secretary, transfer agent, or registrar of the Company shall not issue a new certificate in exchange for an existing certificate until he has cancelled the existing certificate.

9.2           Transfer of Shares.  A holder of record of shares of the Company’s stock, or his attorney–in–fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent or registrar of the Company, may transfer his shares only on the stock transfer books of the Company.  Such person shall furnish to the Secretary, transfer agent, or registrar of the Company proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares.  Whenever a holder of record of shares of the Company’s stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Company shall state such fact in the entry of transfer if the transferor and the transferee request.

9.3           Lost Certificates.  The Board may direct the Secretary, transfer agent, or registrar of the Company to issue a new certificate to any holder of record of shares of the Company’s stock claiming that he has lost such certificate, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact.  When authorizing the issue of a new certificate, the Board, in its discretion may require as a condition precedent to the issuance that the owner of such certificate give the Company a bond of indemnity in such form and amount as the Board may direct.

9.4           Regulations.  The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Company.  The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

9.5           Holder of Record.  The Company may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate.  However, the Company may treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

9.6           Treasury Shares.  Treasury shares of the Company shall consist of shares which the Company has issued and thereafter acquired but not canceled.  Treasury shares shall not carry voting or dividend rights.

ARTICLE 10.

INDEMNIFICATION

10.1         Corporate Indemnification.  Each person who at any time is or was a director or officer of the Company, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding,” which shall include any appeal in such a Proceeding, and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent authorized by the Texas Business Corporation Act (the “TBCA”) or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Company to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Company to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding.  The Company’s obligations under this Section 10.1 include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.  Expenses incurred in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding to the fullest extent permitted, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect.  The Company’s obligation to indemnify or to prepay expenses under this Section 10.1 shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed.  Notwithstanding any other provision of the articles of incorporation or these bylaws, no action taken by the Company, either by amendment of the articles of incorporation or these bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 10.1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken.  The rights to indemnification and prepayment of expenses which are conferred to the

Company’s directors and officers by this Section 10.1 may be conferred upon any employee or agent of the Company if, and to the extent authorized by the Board.

10.2         The indemnification and advancement of expenses provided by, or granted pursuant to, these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

10.3         The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability pursuant to the TBCA.

10.4         For purposes of this Article 10, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under these Bylaws with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

10.5         The indemnification and advancement of expenses provided by, or granted pursuant to, these Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.6         Nothing contained in this Article 10, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state or Federal law.

ARTICLE 11.

TAKEOVER OFFERS

In the event the Company receives a takeover offer, the Board of Directors shall consider all relevant factors in evaluating such offer, including, but not limited to, the terms of the offer, and the potential economic and social impact of such offer on the Company’s Shareholders, employees, customers, creditors and community in which it operates.

ARTICLE 12.

NOTICES

12.1         General. Whenever these Bylaws require notice to any Shareholder, director, officer or agent, such notice does not mean personal notice.  A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Shareholder, director, officer or agent at his address on the books of the Company.  Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

12.2         Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

ARTICLE 13.

MISCELLANEOUS

13.1         Facsimile Signatures.  In  addition to the use of facsimile signatures which these Bylaws specifically authorize, the Company may use such facsimile signatures of any officer or officers, agents or agent, of the Company as the Board or a committee of the Board may authorize.

13.2         Corporate Seal.  The Board may provide for a suitable seal containing the name of the Company, of which the Secretary shall be in charge.  The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board or a committee of the Board so directs.

13.3         Fiscal Year.  The Board shall have the authority to fix and change the fiscal year of the Company.

ARTICLE 14.

AMENDMENTS

Subject to the provisions of the Articles of Incorporation, the Shareholders or the Board may amend or repeal these Bylaws at any meeting.

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws of the Company as adopted by the Directors on the 10th day of May, 2002.

Executed as of this         day of May, 2002.

Richard Carter, Chief Executive Officer